McMILLAN BINCH LLP
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             SUITE 3500 o SOUTH TOWER o ROYAL BANK PLAZA o TORONTO
                          o ONTARIO o CANADA o MSJ 2J7
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                                                               December 19, 2003
United States Securities and Exchange Commission
450 - 5th Street
Washington, D.C.
U.S.A. 20549

Dear Sirs:

               RE:   CRYSTALLEX INTERNATIONAL CORPORATION
                     REGISTRATION STATEMENT ON FORM F-1 NO. 333-101583

               We are counsel to Crystallex International Corporation (the "Corporation"), a corporation continued under the Canadian Business Corporations Act.

               We refer to the filing by the Corporation of the above-captioned Registration Statement on Form F-1 ("Registration Statement") under the Securities Act of 1933, as amended, covering the resale of an aggregate of 18,234,926 common shares without par value in the Corporation (the "Shares") issued or issuable by the Corporation as described in the Registration Statement.

               We have examined the Articles of the Corporation, resolutions of the Board of Directors of the Corporation in respect of the issuance of the Shares and original, reproduced or certified copies of such records of the Corporation and such agreements, certificates of public officials, certificates of officers and representatives of the Corporation and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the conformity to original documents of all documents supplied to us as copies. As to various questions of fact material to such opinions, we have relied upon the records of the Corporation and upon statements and certificates of officers and representatives of the Corporation and others.

               Based on the foregoing, we are of the opinion that the Shares, when issued as described in the Registration Statement, will be duly issued by the Corporation as fully paid and non-assessable shares in the capital of the Corporation.

               We hereby consent to your filing a copy of this Opinion as an exhibit to said Registration Statement. We also consent to the use of our name under the headings "Enforceability of Civil Liabilities Against Crystallex" and "Experts" in the Registration Statement.

                                                  Yours truly,



                                                  /s/ McMillan Binch LLP
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                                                      McMillan Binch LLP